Exhibit 99.1

ZORAN COMMENTS ON PROCESS LEADING TO MERGER ANNOUNCEMENT WITH CSR

CSR’s Offer Represents the Most Compelling Alternative for Zoran Stockholders following Evaluation of Interest from Cash and Stock Buyers during Market Test

CSR’s Offer Provides Shareholders with an Attractive, Upfront Premium and Meaningful Ownership in a Larger, Stronger and more Diversified Company with Significant Synergies

SUNNYVALE, CA — 02/23/11 — Zoran Corporation (NASDAQ: ZRAN) today responded to Ramius’ claim that the previously announced transaction with CSR plc “may undervalue Zoran,” and its question as to whether the transaction “was the result of a full and fair sale process to maximize value for all Zoran shareholders.”

As previously announced, Zoran has entered into a merger agreement under which Zoran will merge with CSR plc. Under the terms of the Merger Agreement, it is proposed that Zoran stockholders will receive 1.85 ordinary shares of CSR, in the form of American Depositary Shares, for each share of Zoran common stock held, representing a value of $13.03 per share of Zoran common stock as at close on February 18, 2011. The implied offer price represented a premium of approximately 39.9% to the closing price of each share of Zoran common stock of $9.32 on February 18, 2011, the last Business Day before this announcement; a premium of approximately 44.0% to the average closing price of shares of Zoran common stock over the past twelve months; and a premium of approximately 89%1 to the enterprise value of Zoran net of cash as of February 18, 2011. In addition, CSR has announced that it intends to return up to $240 million to shareholders via a share buyback program.

Events leading up the announcement are as follows:

•	In early 2010, CSR and Zoran began discussions regarding a strategic combination.

•	CSR indicated that they were prepared to make a formal indication of interest in the early part of November 2010.

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Because of the demands of closing the Microtune transaction, Zoran requested that CSR not make any formal proposal regarding a possible combination until after Zoran closed the acquisition of Microtune.

•	On November 30, 2010, the Microtune acquisition closed.

•	On December 1, 2010, Zoran received a formal indication of interest from CSR for a stock-for-stock business combination whereby Zoran stockholders would receive 35% ownership in the combined company.

•	Zoran’s Board hired Goldman Sachs & Co. and authorized management and Goldman Sachs & Co. to review, in the context of the CSR offer, the practical universe of cash and stock buyers for Zoran.

[1]	Based on Zoran’s fully diluted share count as of February 18, 2011 (using the treasury stock method) and Zoran’s cash balance as of January 31, 2011.

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The Board authorized Goldman Sachs & Co. to contact the most likely possible cash buyers. The Board also determined that no stock buyer offered a better strategic fit or greater stockholder value than CSR.

•	Over the course of approximately six weeks, Goldman Sachs & Co. contacted seven cash buyers about a possible acquisition of Zoran.

•	After the completion of its process, the Board ultimately determined that the CSR offer was the most compelling alternative for Zoran stockholders.

“Our primary goal was to maximize value for our stockholders,” said Dr. Levy Gerzberg, president and chief executive officer of Zoran. “We are disappointed that Ramius continues to engage in its disruptive and counterproductive campaign to replace all of Zoran’s independent directors. The CSR transaction delivers a significant premium to our stockholders, who should also benefit from the upside of being owners of an even stronger company.”

In unanimously approving the transaction with CSR, Zoran’s Board took into account a variety of factors which will be described in the Company’s forthcoming proxy statement.

Stockholders are encouraged to read Zoran’s proxy materials, which will be filed with the Securities and Exchange Commission in due course, for further details regarding the Board’s process for considering, and the reasons for approving, the merger agreement with CSR.

Completion is expected in the second quarter of 2011 and is subject to CSR and Zoran stockholder and regulatory approvals and other customary closing conditions.

Zoran stockholders are urged to reject the Ramius Group’s efforts to take control of the Board and the Company by not signing the Ramius Group’s white consent card or revoking consent by signing, dating and mailing Zoran’s BLUE Consent Revocation Card immediately.

Goldman Sachs & Co. is acting as Zoran’s financial advisor and Jones Day is acting as Zoran’s legal counsel.

About Zoran Corporation

Zoran Corporation, based in Sunnyvale, California, is a leading provider of digital solutions in the growing digital entertainment and digital imaging markets. With two decades of expertise developing and delivering digital signal processing technologies, Zoran has pioneered high-performance digital audio and video, imaging applications, and Connect Share Entertain™ technologies for the digital home. Zoran’s proficiency in integration delivers major benefits for OEM customers, including greater capabilities within each product generation, reduced system costs, and shorter time to market. Zoran-based DTV, set-top box, broadband receiver (silicon tuners), Blu-ray Player, digital camera, and multifunction printer products have received recognition for excellence and are now in hundreds of millions of homes and offices worldwide. With headquarters in the U.S. and additional operations in China, France, Germany, India, Israel, Japan, Korea, Taiwan and the U.K., Zoran may be contacted on the World Wide Web at www.zoran.com or at 408-523-6500.

This press release does not constitute or form part of an offer to sell or any invitation to purchase or subscribe for any securities or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the merger or otherwise. Any acceptance or response to the merger should be made only on the basis of the information referred to, in respect of the Zoran shareholders, in the Registration Statement on Form F-4 to be filed by CSR with the Securities and Exchange Commission (“SEC”), which will contain a Proxy Statement for Zoran’s stockholder meeting to adopt the merger agreement (the “Proxy Statement and F-4 Registration Statement”).

In connection with the proposed transaction, CSR will file with the SEC the Proxy Statement and F-4 Registration Statement. In connection with the consent solicitation by Ramius, Zoran has filed with the SEC a final consent revocation statement (the “Consent Revocation Statement”). WE URGE INVESTORS TO READ THE PROXY STATEMENT AND F-4 REGISTRATION STATEMENT AND THE CONSENT REVOCATION STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ZORAN OR CSR FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the Proxy Statement and F-4 Registration Statement, the Consent Revocation Statement and any other documents filed by Zoran with the SEC in connection with the proposed transaction at the SEC’s website at www.sec.gov and Zoran’s website at www.Zoran.com.

Important Additional Information

Zoran and its directors and certain executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the approval of the proposed transaction and/or in connection with the consent solicitation by Ramius. Zoran expects that CSR will file the Proxy Statement and F-4 Registration Statement with the SEC in connection with the solicitation of proxies to approve the proposed transaction. In addition, in connection with the consent solicitation by Ramius, Zoran has filed with the SEC the Consent Revocation Statement. Information regarding the names of Zoran’s directors and executive officers and their respective interests in Zoran by security holdings or otherwise is set forth in Zoran’s proxy statement relating to the 2010 annual meeting of stockholders, which may be obtained free of charge at the SEC’s website at www.sec.gov and Zoran’s website at www.Zoran.com. Additional information regarding the interests of such potential participants will be included in the Proxy Statement and F-4 Registration Statement, the Consent Revocation Statement and other relevant documents to be filed with the SEC in connection with the solicitation of proxies to approve the proposed transaction and to elect directors.

Forward-looking statements

This press release contains, or may contain, ‘forward-looking statements’ concerning CSR and Zoran, the combined companies and business and the wholly-owned subsidiary of CSR that will merge with Zoran (together such companies and their subsidiaries being the “Merged Company”) that are subject to risks and uncertainties. Generally, the words ‘will’, ‘may’, ‘should’, ‘continue’, ‘believes’, ‘targets’, ‘plans’, ‘expects’, ‘estimates’, ‘aims’, ‘intends’, ‘anticipates’ or similar expressions or negatives thereof identify forward-looking statements. Forward-looking statements include statements relating to the following: (i) the expected benefits of the merger, the expected accretive effect of the merger on the combined companies’ financial results, expected cost, revenue, technology and other synergies, the expected impact for customers and end-users, future capital expenditures, expenses, revenues, earnings, synergies, economic performance, financial condition, and future prospects; (ii) business and management strategies and the expansion and growth of CSR’s or Zoran’s operations and potential synergies resulting from the merger; and (iii) the expected closing date of the merger.

These forward-looking statements are based upon the current beliefs and expectations of the management of Zoran and CSR and involve risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Many of these risks and uncertainties relate to factors that are beyond CSR’s and Zoran’s ability to control or estimate precisely and include, without limitation: the ability to obtain governmental approvals of the merger or to satisfy other conditions to the merger on the proposed terms and timeframe; the possibility that the merger does not close when expected or at all, or that the companies may be required to modify aspects of the merger to achieve regulatory approval; the ability to realize the expected synergies from the transaction in the amounts or in the timeframe anticipated; the potential harm to customer, supplier, employee and other relationships caused by the announcement or closing of the merger; the ability to integrate Zoran’s businesses into those of CSR’s in a timely and cost-efficient manner; the development of the markets for Zoran’s and CSR’s products; the Merged Company’s ability to develop and market products integrating each company’s technologies in a timely fashion; weak current economic conditions and the difficulty in predicting sales, even in the short-term; factors affecting the quarterly results of CSR, Zoran and the Merged Company; sales cycles; price reductions; dependence on and qualification of foundries to manufacture the products of CSR, Zoran and the Merged Company; production capacity; the ability to adequately forecast demand; customer relationships; the ability of CSR, Zoran and the Merged Company to compete successfully; product warranties; the impact of legal proceedings; the impact of intellectual property indemnification practices; and other risks and uncertainties, including those detailed from time to time under the caption “Risk Factors” and elsewhere in CSR’s and Zoran’s periodic reports filed with the United States Securities and Exchange Commission, including Zoran’s Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K and Zoran’s and CSR’s other filings with the SEC. Neither CSR nor Zoran can give any assurance that such forward-looking statements will prove to have been correct. The reader is cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this announcement. Neither CSR nor Zoran nor any other person undertakes any obligation to update or revise publicly any of the forward-looking statements set out herein, whether as a result of new information, future events or otherwise, except to the extent legally required.

Contacts

Karl Schneider

Chief Financial Officer

(408) 523-6500

ir@zoran.com

Bonnie McBride

(415) 454-8898

bonnie@avalonir.com

Company Web Site:

www.zoran.com